Exhibit 10.6
EXECUTION VERSION
AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT
AND LIMITED CONSENT
THIS AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this “Amendment”), dated effective as of February 11, 2008, is between GMX Resources Inc., an Oklahoma corporation (the “Company”), and the noteholder listed on the signature page hereto (the “Noteholder”).
R E C I T A L S:
A. The Company and the Noteholder entered into that certain Note Purchase Agreement dated as of July 31, 2007 (as so amended, modified, restated, supplemented, renewed, extended, increased, rearranged and/or substituted from time to time, the “Note Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note Agreement.
B. Reference is made to that certain Subordinated Guaranty Agreement (the “Guaranty Agreement”) dated as of July 31, 2007, entered into by Endeavor Pipeline Inc., an Oklahoma corporation (“Endeavor”), and Diamond Blue Drilling Co., an Oklahoma corporation (“Diamond”, and together with Endeavor, the “Subsidiary Guarantors”).
C. The Company has advised the Noteholder that the Company intends to issue senior unsecured fixed rate convertible notes (the “Convertible Debt”) in the aggregate principal amount of up to $135,000,000 pursuant to that certain Preliminary Offering Memorandum draft dated as of February 4, 2008 (the “Preliminary OM”).
D. The Company has requested that the Noteholder agree to (i) consent to the issuance of the Convertible Debt pursuant to paragraph 6P of the Note Agreement and (ii) amend the Note Agreement as more fully described hereinbelow.
E. The Noteholder executing this Amendment constitutes the Required Holders pursuant to paragraph 11C of the Note Agreement and is willing to agree to such amendments, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon all of the representations and warranties of the Company, set forth herein.
NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:
Section 1. AMENDMENTS TO NOTE AGREEMENT. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Company herein contained, the Company and the Noteholder hereby agree to amend the Note Agreement as set forth below, effective as of the Amendment Effective Date (as hereinafter defined):

(a) Existing Defined Terms. The following defined terms in Paragrgaph 10B of the Note Agreement are hereby amended as follows:
(i) The defined term “Change in Control” is hereby amended by replacing “33%” with “50%” occurring in clause (a) therein.
(ii) The defined term “Change in Management” is hereby amended and restated in its entirety to read as follows:
“Change in Management” shall mean that Ken Kenworthy, Jr. shall cease to continue in the active, full-time employment of the Company as Chief Executive Officer and President; provided, that the cessation of active employment of such officer due to death or disability shall not constitute a “Change in Management” so long as the Company hires or promotes a replacement officer with experience and qualifications reasonably acceptable to the Required Holders within four months after the former officer’s cessation of activity.
(iii) The defined term “Interest Expense” is hereby amended by (1) deleting the parenthetical phrase “(whether paid or accrued)” and replacing such phrase with the phrase “and payable in cash” immediately after the phrase “fees incurred” occuring in the second line therein, (2) deleting existing clause “(ii)” in its entirety occuring therein and (3) renumbering existing clause “(iii)” as clause “(ii)”.
(b) New Defined Terms. Paragrgaph 10B of the Note Agreement is hereby amended by adding the following definitions in their respective alphabetical order:
“Convertible Debt” shall mean Indebtedness of the Company which (i) does not exceed $135,000,000 in aggregate principal amount, (ii) is unsecured by any Liens, (iii) has a stated (non-default) interest rate of less than eight percent (8%) per annum, (iv) has a stated maturity date of no earlier than February 1, 2013, (v) sets forth covenants that are no more restrictive on the Companies and their operations and affairs than the covenants described in the Preliminary OM, and (vi) is not subject to redemption, repurchase or conversion in any part earlier than November 1, 2012, except for the redemptions, repurchases or conversions described in the Preliminary OM.
“Preliminary OM” shall mean that certain Preliminary Offering Memorandum draft relating to the offer and sale of the Convertible Debt dated as of January 31, 2008.
(c) Existing Covenant. Paragraph 6D is hereby amended by inserting the following new clause "(vi)”, renumbering existing clause “(vi)” as clause “(vii)” and deleting the word “and” occurring at the end of existing clause “(v)”:
“(vi) Convertible Debt, on terms complying with the definition thereof; and”

(d) New Covenant. Paragraph 6 is hereby amended by adding the following new paragraph 6S to read in its entirety as follows:
“6S. Convertible Debt. (i) The Company will not make any cash or other payment (whether in securities or other property), including any sinking fund or similar deposit, on account of the conversion, redemption, retirement, purchase, acquisition, cancellation or termination of any of the Convertible Debt prior to February 1, 2013, whether optional or mandatory by the Company, except that (a) the Company may issue common stock on conversion of any Convertible Debt and (b) if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (or be created), the Company may make any cash payment and may issue any other securities required upon any conversion, redemption, retirement, purchase, acquisition, cancellation or termination of the Convertible Debt consistent with the provisions set forth in the Preliminary OM.
(ii) The Company will not make any cash or other payment or transfer of property for interest on account of any Convertible Debt if at the time thereof, or if immediately after giving effect thereto, a Default or Event of Default shall have occurred and be continuing (or be created).
(iii) The Company shall issue the Convertible Debt on terms that are consistent in all material respects with the description of the Convertible Debt set forth in the Preliminary OM previously provided to the holders of the Notes, subject to the limitations set forth in the definition of Convertible Debt. The Company shall within two business days after the closing of such offering provide to the Required Holders a certificate of an officer of the Company attaching true, correct and complete copies of all final documentation for such sale (including without limitation a copy of the final offering memorandum and indenture for any Convertible Debt). The Company shall not enter into or agree to any amendment, modification or waiver of any term or condition of, or any of its rights under, the documents pertaining to any issued Convertible Debt, which amendment, modification or waiver could, in the reasonable opinion of the Required Holders, materially and adversely affect the interests of the Required Holders.”
Section 2. CONDITIONS PRECEDENT. The parties hereto agree that this Amendment and the amendment to the Note Agreement contained herein shall become effective as of February 1, 2008, upon the satisfaction of each of the following conditions:
(a) Execution and Delivery of this Amendment. The Noteholder shall have received a copy of this Amendment executed and delivered by the Company and the Subsidiary Guarantors.
(b) Bank Amendment. The Noteholder shall have received a fully executed copy of an amendment to the Bank Facility which shall make changes to the Bank Facility corresponding to those in Section 1 above, such amendment to be in form, scope and substance satisfactory to the Required Holders.

(c) Representations and Warranties. Each of the representations and warranties made in this Amendment shall be true and correct on and as of the Amendment Effective Date as if made on and as of such date, both before and after giving effect to this Amendment.
Section 3. LIMITED CONSENT.
(a) Subject to the terms and conditions set forth herein, the Noteholder hereby consents to the issuance of the Convertible Debt, to the extent that such issuance would otherwise violate paragraph 6P of the Note Agreement; provided that the Convertible Debt complies with the terms provided within the definition thereof.
(b) Except as explicitly set forth in this Section 3, nothing herein is intended to affect the continuing obligations of the Companies to comply with, or the continuing rights of the Noteholder with respect to, any provision of the Note Agreement or the Subsidiary Guaranty, respectively.
Section 4. REPRESENTATIONS AND WARRANTIES. To induce the Noteholder to enter into this Amendment and to agree to the amendments contained herein, the Company represents and warrants to the Noteholder as follows:
(a) No Default. No Default or Event of Default exists under any of the Note Documents. As of the date hereof, the Company is not in default under or with respect to (i) its charter documents or (ii) any material contractual obligation of the Company. The execution, delivery and performance of this Amendment shall not result in any default under any contractual obligation of the Company in any respect.
(b) Binding Effect. This Amendment, the Note Agreement as amended hereby, and the other Note Documents constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
Section 5. MISCELLANEOUS.
(a) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
(b) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(c) Counterparts and Amendment Effective Date. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, the parties hereto. Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof. This Amendment shall become effective as of February 1, 2008 when each of the conditions set forth in Section 2 of this Amendment have been satisfied (the “Amendment Effective Date”).
(d) Affirmation of Obligations. Notwithstanding that such consent is not required under the Guaranty Agreement, or any of the other Note Documents to which it is a party, each of the Subsidiary Guarantors consents to the execution and delivery of this Amendment by the parties hereto. As a material inducement to the undersigned to amend the Note Agreement as set forth herein, each of the Subsidiary Guarantors (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty Agreement and each of the other Note Documents to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.
(e) Note Document. This Amendment is a Note Document and all of the provisions of the Note Agreement which apply to Note Documents apply hereto.
(Remainder of Page Intentionally Left Blank; Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Amendment Effective Date.

GMX RESOURCES INC.

By:	/s/ Ken L. Kenworthy, Jr.

Name:	Ken L. Kenworthy, Jr.
Title:	President
Signature Page to Amendment No. 1 to Note Purchase Agreement

The foregoing is hereby
agreed to as of the
date thereof.
NOTEHOLDER:
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	Ric E. Abel Vice President
Signature Page to Amendment No. 1 to Note Purchase Agreement

Agreed to and acknowledged by the undersigned for the purposes set forth in Section 5(d):

SUBSIDIARY GUARANTORS:

ENDEAVOR PIPELINE INC.

By:	/s Ken L. Kenworthy, Jr.

Name:	Ken L. Kenworthy, Jr.
Title:	Secretary and Treasurer

BLUE DIAMOND DRILLING CO.

By:	Rick Hart

Name:	Rick Hart
Title:	President
Signature Page to Amendment No. 1 to Note Purchase Agreement